UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 16, 2008

Catalyst Semiconductor, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	0-21488	77-0083129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2975 Stender Way, Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

(408) 542-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On July 16, 2008, Catalyst Semiconductor, Inc., a Delaware corporation (the “Company”), ON Semiconductor Corporation, a Delaware Corporation (“Parent”), and Centaur Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), as announced in the joint press release dated July 17, 2008 attached hereto as Exhibit 99.1.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “Merger”). The Board of Directors of the Company has approved the Merger and the Merger Agreement and has recommended that the stockholders of the Company approve the Merger.

In connection with the Merger, each share of the Company’s common stock that is outstanding at the effective time of the Merger (the “Effective Time”) shall be converted into the right to receive 0.706 of a share of Parent’s common stock. The Merger is intended to be a tax-free reorganization for federal income tax purposes, and it therefore is expected that no gain or loss will be recognized by the holders of Company common stock with respect to the shares of Parent common stock they receive in exchange for their shares of Company common stock.

Under the terms of the Merger Agreement, each outstanding stock option to purchase shares of Company common stock will convert into and become an option to purchase Parent common stock upon the same terms and conditions as the outstanding options, except that the number of shares for which the new option may be exercised and the exercise price of the new option will be adjusted consistent with the applicable exchange ratio in the Merger. In addition, each outstanding restricted stock unit award representing a right to receive shares of the Company’s common stock will become a right to receive shares of Parent’s common stock, except that the number of shares for which the new restricted stock unit awards may be exchanged will be adjusted consistent with the applicable exchange ratio in the Merger.

The Company’s Board of Directors has approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and both fair to and in the best interest of the Company’s stockholders. Houlihan Lokey Howard & Zukin Capital, Inc. served as the financial advisor to the Company’s Board of Directors and, in connection with such service, rendered a fairness opinion to the Company’s Board of Directors that the exchange ratio provided for in the Merger Agreement is fair to the holders of the Company’s common stock from a financial point of view.

The Merger Agreement contains certain customary representations, warranties, and covenants, including that (i) the Company will cause a meeting of its stockholders to be held to consider the adoption and approval of the Merger Agreement; (ii) the Board of Directors of the Company will recommend to its stockholders that they adopt and approve the Merger Agreement, subject to certain exceptions; (iii) the Company will be subject to certain restrictions on the operation of its business between the date of the Merger Agreement and the effective time of the Merger; and (iv) the Company will be subject to restrictions on solicitation of proposals with respect to any alternative sales transactions.

Consummation of the Merger is subject to closing conditions, including (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company common stock (certain officers and directors of the Company, who beneficially own approximately 5.3% of the total issued and outstanding shares of the Company’s common stock as of the close of business on July 16, 2008, have agreed to vote in favor of the transaction); (ii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any applicable, similar foreign regulations; and (iii) a Registration Statement on Form S-4 having become effective under the Securities Act of 1933, as amended.

The Merger Agreement contains certain termination rights for both the Company and Parent and further provides that upon termination of the Merger Agreement under specified circumstances the Company may be required to pay Parent a termination fee.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent and Merger Sub.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Parent and the Company. In connection with the proposed transaction, Parent plans to file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus and each of Parent and the Company plan to file with the Securities and Exchange Commission (the “SEC”) other documents regarding the proposed transaction. The definitive Proxy Statement/ Prospectus will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Parent and the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus (when available) and other documents filed with the SEC from Parent by directing a request to ON Semiconductor Corporation, 5005 East McDowell Road, Phoenix, AZ 85008, Attention: Investor Relations (telephone: (602) 244-3437) or going to Parent’s corporate website at www.onsemi.com, or from the Company by directing a request to Catalyst Semiconductor, Inc., 2975 Stender Way, Santa Clara, CA 94054, Attention: Investor Relations (telephone: (408) 542-1000) or going to the Company’s corporate website at www.catsemi.com.

Parent and the Company, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Parent’s directors and executive officers is contained in its Annual Report on Form 10-K filed with the SEC on February 12, 2008, its annual proxy statement filed with the SEC on April 4, 2008, and a Current Report on Form 8-K filed with the SEC on March 17, 2008. Information regarding the Company’s directors and executive officers is contained in the Company’s annual proxy statement filed with the SEC on August 24, 2007. Additional information regarding the interests of such potential participants will be included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC (when available).

Section 3 - Securities and Trading Markets

Item 3.03	Material Modifications of Rights of Security Holders

On July 16, 2008, prior to the execution of the Merger Agreement, the Board of Directors of the Company approved, and the Company entered into, Amendment No. 1 (the “Amendment”) to the Preferred Shares Rights Agreement, dated as of December 21, 2006 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent. The Amendment, among other things, provides that neither Parent, Merger Sub nor any of their affiliates will become an “Acquiring Person” (as such term is defined in the Rights Agreement), none of a “Shares Acquisition Date”, a “Distribution Date”, or a “Triggering Event” (each as defined in the Rights Agreement) shall occur, in each case, by reason of the approval, execution or delivery of, or the consummation of the transactions contemplated by, the Merger Agreement or the Voting Agreements. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Section 8 - Other Events

Item 8.01	Other Events.

On July 17, 2008, Parent and the Company issued a joint press release announcing the signing of the Merger Agreement. A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Concurrent with the execution of the Merger Agreement, each of Scott Brown, David Eichler, Garrett Garrettson, Sorin Georgescu, Irvin Kovalik, Henry Montgomery, Glen Possley, George Smarandoiu and Gelu Voicu (collectively and in their individual capacity, the “Principal Stockholders”) entered into a Stockholder Voting Agreement, dated as of July 16, 2008 (the “Voting Agreements”) with Parent and the Company, pursuant to which, among other things, each such Principal Stockholder has agreed to vote the shares of the Company common stock specified in the Voting Agreements by such Principal Stockholder in favor of approval of the Merger, the Merger Agreement and the other transactions contemplated thereby, against the approval or adoption of any proposal made in opposition to, or in competition with, the Merger, the Merger Agreement and the other transactions contemplated thereby, and against any competing transaction, on the terms and subject to the conditions set forth in the Voting Agreements. The shares of the Company common stock beneficially owned by the Principal Stockholders represent approximately 5.3% of the total issued and outstanding shares of the Company’s common stock as of the close of business on July 16, 2008. The Voting Agreements will terminate (i) upon the earlier of the Effective Time or the termination of the Merger Agreement or (ii) at any time upon notice by Parent to the Principal Stockholder.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated July 16, 2008, by and among ON Semiconductor Corporation (“Parent”), a Delaware corporation; Centaur Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent; and Catalyst Semiconductor, Inc., a Delaware corporation (the Company Disclosure Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

4.1	Amendment No. 1 to Rights Agreement dated July 16, 2008, between Catalyst Semiconductor, Inc. and Computershare Trust Company, N.A.

99.1	Press Release issued jointly by ON Semiconductor Corporation and Catalyst Semiconductor, Inc., dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST SEMICONDUCTOR, INC.
(Registrant)

Date: July 17, 2008	By:	/s/ David Eichler
David Eichler
Vice President of Finance and Administration and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated July 16, 2008, by and among ON Semiconductor Corporation (“Parent”), a Delaware corporation; Centaur Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent; and Catalyst Semiconductor, Inc., a Delaware corporation (the Company Disclosure Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

4.1	Amendment No. 1 to Rights Agreement dated July 16, 2008, between Catalyst Semiconductor, Inc. and Computershare Trust Company, N.A.

99.1	Press Release issued jointly by ON Semiconductor Corporation and Catalyst Semiconductor, Inc., dated July 17, 2008.